EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-240276) and Forms S-8 (No. 333-174617, 333-158533 and 333-141353) of International Tower Hill Mines Ltd. of our report dated March 8, 2022, relating to the consolidated financial statements of International Tower Hill Mines Ltd., which appears in Form 10-K of International Tower Hill Mines Ltd. dated March 8, 2022.

(Signed) DAVIDSON & COMPANY LLP

Vancouver, British Columbia	Chartered Professional Accountants

March 8, 2022